Exhibit 99.1

FOR IMMEDIATE RELEASE

MEGA MATRIX CORP. ANNOUNCES INITIAL CLOSING OF ITS PRIVATE PLACEMENT AND RAISES $ 10 MILLION TO LAUNCH NEW PLATFORM “MARSPROTOCOL” TO DEVELOP NEW BUSINESS IN DIGITAL ASSETS STAKING

PALO ALTO, CALIFORNIA, January 20, 2023 /GlobeNewswire/ -- Mega Matrix Corp. (“MTMT” or the “Company”) (NYSE American: MTMT), today announced that the Company closed its initial round of private placement (“Private Placement”) launched on December 23, 2022 and will issue an aggregate of 4,314,615 shares of Common Stock, at a price of $1.30 per share for aggregate gross of approximately $5.6 million. In addition, the Company had completed the private placement of $4.4 million previously in October 2022.

In the past 3 months, the Company raised over $10 million in total to develop its new business model in digital assets staking. The new business model is two-fold: engaging in solo-staking and providing staking as a service (“StaaS”). The Company has previously explored Solo-Staking in Q3 2022 and plans to pursue its StaaS under Saving Digital Pte. Ltd., the Company’s Singapore subsidiary.

Solo-Staking enables the Company to utilize its Ethereum (ETH) treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol. The Company will operate StaaS through its staking platform “MarsProtocol,” an individual and institutional grade designed staking platform, assisting users to participate in staking to earn ETH rewards and yield in a safer, more stable, and more efficient way. For more information, please visit: http://www.marsprotocol.com.

Following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism (the “Merge”), Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. To become a validator on Ethereum, a participant must stake 32 ETH. MarsProtocol will seek to provide a non-custodian StaaS platform where its users’ private keys are not stored in its data base to ensure the safety of its users’ digital assets.

“We are very excited about our new business strategy, and we are looking forward to provide the excellent digital assets staking services through MarsProtocolenabling users to earn ETH rewards through an easy-to-use platform,” said Mr. Yucheng Hu, CEO of Mega Matrix Corp.

About Mega Matrix: Mega Matrix Corp. (the “Company”) is a holding company located in Palo Alto, California with four subsidiaries: Saving Digital Pte. Ltd., a Singapore corporation (“Saving”), MarsProtocol Inc., an exempt company incorporated under the laws of the Cayman Islands, Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Management Corp. a California corporation (“JetFleet”). The Company will engage in solo-staking and provide staking as a service (“StaaS”) services through its staking platform “MarsProtocol,” and will continue to focus on third-party management service contracts for aircraft operations through our majority owned subsidiary JetFleet, which was part of our legacy business. For more information, please visit: http://www.mtmtgroup.com.

No Offer or Solicitation

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended (“Securities Act”). This press release is for informational purposes only and is not an offer to sell, or the solicitation of an offer to buy, the securities described herein. The securities described herein have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the occurrence of any event, change or other circumstances that could affect the Company’s ability to continue successful development of its digital assets staking business model; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; the possibility that the Company’s new lines of business may be adversely affected by other economic, business, and/or competitive factors. The forward looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth in in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Investor Relations: info@mtmtgroup.com